Letter to Shareholders
Technology Development Progress Update
Date: 2/10/10

To Our Valued Shareholders,

In an effort to provide continuous progress updates, we’re pleased to share with you another step in the development of XsunX’s hybrid CIGS solar cells.  As you know, we met one critical milestone in December—producing working CIGS device samples—and subsequent testing and analysis has revealed areas of focus where we can further improve our processes to create the most efficient cells.

Solar cell devices consist of several layers, each of which is vital to the performance of the resulting solar device performance.  Much of our work this month has been focused on the last two layers: intrinsic zinc oxide and indium tin oxide.  While the focus has been on refining these two layers, complete solar cell devices also are fabricated on a daily basis as part of a systematic, scientifically derived development plan, adding to our statistical database of film uniformity and deposition repeatability.

In addition to continued progress on the deposition of the solar cell layers, work has begun on the electrical current collection grid that is printed on the solar cell.  (This is very similar to the process and appearance of silicon-based solar cells, which employ a thin, conductive collection grid on the surface of the solar cell.)  Often overlooked, the grid is a crucial component to the overall performance of the solar cell.  The “printed” grid, derived of a silver epoxy material, allows current generated by the solar cell to be collected and delivered for use as electricity.  We have selected and are evaluating five silver-loaded epoxy inks.  Evaluation includes printing of the silver epoxies on films and measuring the electrical conductivity of the grid, as well as deposition onto the final layer of the solar cell and measuring vital aspects of performance.  This is necessary to finalize the selection of inks and assembly design for this crucial aspect of the CIGS solar cell.

"No one is more excited than I am about the caliber of the team we have assembled and the progress we have made, yet at the same time anxious to complete this phase of development,” said XsunX’s chief technology officer Robert Wendt.  "I have been involved in numerous technology development projects in my career, and while we all relish the challenge and work to deliver results as rapidly as possible, systematic application of testing, measuring, and applying results is required to improve the process.  We are building on each preceding development effort to bring to market an entirely new manufacturing approach to delivering the untapped electrical conversion potentials for CIGS thin films."

XsunX will continue the conductivity design effort in conjunction with other facets of CIGS development over the coming weeks, until optimal results are achieved.  We look forward to reporting back to you on our progress.  As always, if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Sincerely,

Tom Djokovich, CEO

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.